UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report: October 24, 2011

(Date of earliest event reported)

AKAMAI TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-27275	04-3432319
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 Cambridge Center, Cambridge, Massachusetts 02142

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (617) 444-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On October 26, 2011, Akamai Technologies, Inc. (“Akamai” or the “Company”) announced its financial results for its fiscal quarter ended September 30, 2011. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information provided under Item 2.02 of this Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On October 24, 2011, David W. Kenny notified the Company of his resignation as President and a Director of the Company effective as of such date. On October 24, 2011, the Board of Directors of the Company voted to reduce the size of the Board of Directors to 11 members to fill the vacancy created by the resignation of Mr. Kenny.

(c) The Board of Directors also voted to elect Paul Sagan, currently Chief Executive Officer of Akamai, as President effective on October 24, 2011. Mr. Sagan will retain the titles of CEO and Director.

(e)

I.	Agreement with Mr. Kenny

In connection with his resignation, Mr. Kenny and Akamai entered into a Separation Agreement setting forth certain matters related to his departure. During the period between October 24, 2011 and December 31, 2011, Mr. Kenny will serve as an advisor to Mr. Sagan. During such period, Mr. Kenny shall be paid at the same rate as his salary in effect prior to his resignation and continue to vest in outstanding equity awards held by him. He shall also be eligible to receive payment of a cash bonus for 2011 based on the percentage payout against corporate performance targets expected to be paid to the other executives of the Company under Akamai’s 2011 executive cash bonus program. A copy of the Separation Agreement is filed as Exhibit 10.1 hereto.

II.	New Form of RSU Grant Agreement

On October 24, 2011, the Compensation Committee of the Board approved a new form agreement for restricted stock unit awards to be granted under the 2009 Plan; the grant agreement provides for time-based vesting with acceleration of vesting upon the earliest to occur of (i) a change of control of the Company, (ii) death or disability of the grantee, or (iii) the Company’s termination of the grantee’s employment without cause (the “New RSU Agreement Form”). The form is filed as Exhibit 10.2 hereto.

III.	Executive Equity Grants

On October 24, 2011, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of the Company approved the issuance of restricted stock units (“RSU”) to the following executive officers having the initial dollar value indicated: Paul Sagan, Chief Executive Officer ($7,000,000); Melanie Haratunian, Senior Vice President and General Counsel ($750,000); Robert Hughes, Executive Vice President – Global Sales, Services & Marketing ($3,000,000); and J. Donald Sherman, Chief Financial Officer ($2,500,000) (collectively, the “Executives”). The actual number of RSUs to be issued will be determined by dividing the initial dollar value by the closing sale price of one share of the Company’s common stock on October 28, 2011, the second day following release of its third quarter 2011 earnings results (the “Grant Date”). Each RSU will be issued on the Grant Date and represents the right to receive one share of Akamai common stock upon vesting and vests 50% on the first anniversary of the Grant Date and 50% on the second anniversary of the Grant Date. The terms of the New RSU Agreement Form shall apply to such grants, and the description set forth above is qualified in its entirety by the text of such agreement.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

10.1	Separation and Release Agreement between the Company and David W. Kenny

10.2	Form of RSU Grant Agreement

The following exhibit relating to Item 2.02 shall be deemed to be furnished, and not filed:

99.1	Press Release dated October 26, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 26, 2011	AKAMAI TECHNOLOGIES, INC.

/s/ J. Donald Sherman

J. Donald Sherman
Chief Financial Officer

Exhibit Index

10.1	Separation and Release Agreement between the Company and David W. Kenny

10.2	Form of RSU Grant Agreement

99.1	Press Release dated October 26, 2011

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